UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CYBER APP SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-1585090
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Bering Drive

Suite 875

Houston, Texas

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	OTC Markets Group

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-254676

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of Cyber App Solutions Corp., a Nevada corporation, which is currently quoted on the OTC Markets electronic quotation system under the symbol “CYRB” (the “Registrant”), to be registered hereunder set forth under the caption “Description of Securities—Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-254676) as originally filed with the Securities and Exchange Commission on March 25, 2021, including any subsequent amendments thereto (the “Form S-1”), and in any prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Registrant are registered on OTC Markets Group and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 5, 2024	Cyber App Solutions Corp.

	By:	/s/ Steven Looper
	Name:	Steven Looper
	Title:	Chief Executive Officer and President